HARBOR FUND


A Joint Special Meeting of the Shareholders of the Portfolio was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCooper, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 15,599,828 shares were voted in the affirmative and 227,064 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 15,600,683 voted in the affirmative and 226,209 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 15,599,168 shares were voted in the affirmative and 227,723 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 15,605,588 shares were voted in the affirmative and 221,304 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 15,602,330 shares were voted in the affirmative and 224,562 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 15,605,417 shares were voted in the affirmative and 221,474 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 15,601,990 shares were voted in the affirmative and 224,902 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 15,602,010 shares were voted in the affirmative and 224,882 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 15,587,351 shares were voted in the affirmative and 239,540 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 15,608,096 shares were voted in the affirmative and 218,796 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 15,604,901 shares were voted in the affirmative and 221,990 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 15,602,619 shares were voted in the affirmative and 224,273 shares were withheld. With regard to the ratification of PricewaterhouseCooper to act as independent public accountants for the Portfolio, 15,453,184 shares were voted in the affirmative and 81,351 shares were voted against the proposal and 292,356 shares abstained from voting.